                            IPALCO ENTERPRISES, INC.
                           OFFER TO PURCHASE FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
             THE FOLLOWING SERIES OF CUMULATIVE PREFERRED STOCK OF
                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                               PURCHASE PRICE
TITLE OF SERIES OF PREFERRED STOCK                              CUSIP NUMBER     PER SHARE
-------------------------------------------------------------  --------------  --------------
Cumulative Preferred Stock:
  -- 4% Series                                                   455434 20 9     $    71.38
  -- 4.20% Series                                                455434 88 6     $    77.72
  -- 4.60% Series                                                455434 40 7     $    85.12
  -- 4.80% Series                                                455434 80 3     $    88.82
  -- 6% Series                                                   455434 30 8     $   103.00
  -- 8.20% Series                                                455434 60 5     $   102.00

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 8, 1997, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

                                                                 August 29, 1997

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase and Proxy Statement, dated August 29, 1997, and a separate Letter of Transmittal and Proxy for each series of cumulative preferred stock listed above (each a "Series of Preferred") of Indianapolis Power & Light Company, an Indiana corporation and direct subsidiary of IPALCO Enterprises, Inc. ("IPL"), of which you own shares. As to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer" of IPALCO Enterprises, Inc., an Indiana corporation ("IPALCO"), to purchase any and all shares of the Series of Preferred ("Shares") at the purchase price per Share listed above (the "Purchase Price"), net to the seller in cash, upon the terms and subject to the conditions of the Offer. IPALCO will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer.

    In the event that all shares of the 8.20% Series of Preferred (the "8.20% Shares") are not acquired by IPALCO pursuant to the Offer, IPL intends to redeem all the 8.20% Shares which remain outstanding at a redemption price of $101.00 per 8.20% Share pursuant to Article 6A, Section 4(c) of IPL's Amended Articles of Incorporation and the provisions of the 8.20% Series' authorizing resolutions.

    THE OFFER FOR A SERIES OF PREFERRED IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF SUCH SERIES OF PREFERRED BEING TENDERED AND IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED. PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO AUGUST 29, 1997 (THE "RECORD DATE"))WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST VOTE IN FAVOR OF THE PROPOSED AMENDMENT (AS DEFINED IN THE OFFER TO PURCHASE AND PROXY STATEMENT). MOREOVER, THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING (AS DEFINED IN THE OFFER TO PURCHASE AND PROXY STATEMENT). PREFERRED SHAREHOLDERS HAVE THE RIGHT TO VOTE ON THE PROPOSED AMENDMENT REGARDLESS OF WHETHER THEY TENDER THEIR SHARES. SEE "PROPOSED AMENDMENT AND PROXY SOLICITATION," "TERMS OF THE OFFER -- CERTAIN CONDITIONS OF THE OFFER" AND "TERMS OF THE OFFER -- EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS" IN THE OFFER TO PURCHASE AND PROXY STATEMENT.

    IN ORDER TO VALIDLY TENDER SHARES PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES DURING THE PERIOD BEGINNING TWO DAYS PRIOR TO

THE RECORD DATE AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN ASSIGNMENT OF PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES OF EACH SERIES OF PREFERRED WILL TRADE "WITH PROXY" IN THE OVER-THE-COUNTER MARKET. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN ASSIGNMENT OF PROXY FROM THE SELLER. SEE "TERMS OF THE OFFER -- PROCEDURE FOR TENDERING SHARES" IN THE OFFER TO PURCHASE AND PROXY STATEMENT.

    The Shares will trade, during the period which begins two days prior to the Record Date and which will end at the close of business on the Expiration Date, in the over-the-counter market under the symbols "INPOP" for the 4% Series, "INPOO" for the 4.20% Series, "INPOG" for the 4.60% Series, "INDPL" for the 4.80% Series, "INPOL" for the 6% Series, and "INPON" for the 8.20% Series, indicating that such Shares are trading "with proxy." A Preferred Shareholder who acquires Shares during this period must obtain, or have his or her authorized representative obtain, an assignment of proxy (which is included in the applicable Letter of Transmittal and Proxy) at settlement from the seller. The National Association of Securities Dealers, Inc. (the "NASD") and the Depository Trust Company ("DTC") have issued notices informing their members and participants that the Shares will trade "with proxy" and that settlement of all trades during the period described above should include an assignment of proxy from the seller.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OR A VOTE OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL AND PROXY FOR SHARES FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OR VOTE SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender and/or vote any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

    1. The Offer is for any and all Shares outstanding as of August 29, 1997. The Offer for a Series of Preferred is independent of the Offer for any other Series of Preferred.

    2. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, October 8, 1997, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender and/or vote on your behalf by the expiration of the Offer or the Special Meeting, as applicable. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.

    3. Preferred Shareholders who wish to tender their Shares pursuant to the Offer must vote in favor of the Proposed Amendment. The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting.

    4. Preferred Shareholders have the right to vote on the Proposed Amendment regardless of whether they tender their Shares.

    5. If the Proposed Amendment is approved and adopted, IPL will make a special cash payment in the amount of $1.00 per Share to each Preferred Shareholder who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer. Those Preferred Shareholders who validly tender their Shares will be entitled only to the Purchase Price per Share listed above. See "Proposed Amendment and Proxy Solicitation -- Special Cash Payments" in the Offer to Purchase and Proxy Statement.

    6. Any stock transfer taxes applicable to the sale of Shares to IPALCO pursuant to the Offer will be paid by IPALCO, except as otherwise provided in Instruction 6 of the Letter of Transmittal and Proxy.

    NEITHER IPALCO, IPL, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER HIS OR HER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    If you wish to have us tender and/or vote any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or vote on your behalf by the expiration of the Offer or the Special Meeting, as applicable.

    The Offer is being made to all holders of Shares. IPALCO is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If IPALCO becomes aware of any valid state statute prohibiting the making of the Offer, IPALCO will make a good faith effort to comply with such statute. If, after such good faith effort, IPALCO cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of IPALCO by the Dealer Managers (as defined in the Offer) or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                  INSTRUCTIONS
         WITH RESPECT TO OFFER TO PURCHASE BY IPALCO ENTERPRISES, INC.
                   FOR CASH ANY AND ALL OUTSTANDING SHARES OF
                            THE PREFERRED STOCK OF,
                           AND PROXY SOLICITATION BY,
                       INDIANAPOLIS POWER & LIGHT COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Proxy Statement, dated August 29, 1997, and a separate Letter of Transmittal and Proxy for each series of preferred stock of Indianapolis Power & Light Company ("IPL") listed on the front cover of the Offer to Purchase and Proxy Statement (each a "Series of Preferred") in which the undersigned owns shares (as to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer") in connection with the invitation of IPALCO Enterprises, Inc. ("IPALCO") to the holders of each Series of Preferred to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Proxy Statement (the "Purchase Price"), net to the seller in cash, upon the terms and subject to the conditions of the Offer, and in connection with the proxy solicitation being conducted by the Board of Directors of IPL.

    This will instruct you to tender to IPALCO the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

SERIES OF PREFERRED                                     NUMBER OF SHARES TO BE TENDERED*
------------------------------------------------------  ------------------------------------------------------

------------------------------------------------------  ------------------------------------------------------

------------------------------------------------------  ------------------------------------------------------

------------------------------------------------------  ------------------------------------------------------

------------------------------------------------------  ------------------------------------------------------

------------------------------------------------------  ------------------------------------------------------

------------------------------------------------------  ------------------------------------------------------

    You are further instructed to vote as designated hereunder in respect of the Proposed Amendment all Shares which the undersigned is entitled to vote at the Special Meeting:**

                   / / FOR      / / AGAINST      / / ABSTAIN

                                   SIGN HERE

Signature(s): -------------------------------------------------------------------------------
Name(s):
              -------------------------------------------------------------------------------

              -------------------------------------------------------------------------------
              (Please Print)
Address:
              -------------------------------------------------------------------------------

              -------------------------------------------------------------------------------
                                             (Include Zip Code)

Dated:
------------------------, 1997

Social Security or Taxpayer Identification No.:
---------------------------------
------------------------
    * By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

    ** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be voted FOR the Proposed Amendment.